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                                                                       Exhibit 4

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock, par value $0.001, of HealthCentral.com is filed jointly, on behalf of each of them.


Dated:   June 19, 2000            ROBERT HAFT CAPITAL L.L.C.


                                  By:___________________________________________
                                       Robert M. Haft, Manager


                                  ______________________________________________
                                  Robert M. Haft


                                  ______________________________________________
                                  Mary Z. Haft


                                  COLBY BARTLETT, LLC


                                  By:___________________________________________
                                  Robert M. Haft, Manager


                                  THE GLORIA G. HAFT REVOCABLE INTER VIVOS TRUST


                                  By:___________________________________________
                                  Gloria G. Haft, Trustee